UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 25, 2018 (May 24, 2018)

TIVITY HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)

The Annual Meeting of Stockholders (“Annual Meeting”) of Tivity Health, Inc. (the “Company”) was held on May 24, 2018, at which a total of 36,612,633 shares of the Company's common stock, out of a total of 39,847,047 shares of the Company's common stock outstanding and entitled to vote, were present in person or represented by proxies.

(b)	The following proposals were voted upon at the Annual Meeting:
(i)

To elect Sara J. Finley, Archelle Georgiou, M.D., Robert J. Greczyn, Jr., Peter A. Hudson, M.D., Beth M. Jacob, Bradley S. Karro, Paul H. Keckley, Ph.D., Lee A. Shapiro, Donato J. Tramuto and Kevin G. Wills as directors of the Company. The results of the election of the above-mentioned nominees were as follows:

	For	Against	Abstain from Voting	Broker Non-Votes
Sara J. Finley	34,876,609	28,864	75,451	1,631,709
Archelle Georgiou, M.D.	34,804,983	100,450	75,491	1,631,709
Robert J. Greczyn, Jr.	34,803,332	101,761	75,831	1,631,709
Peter A. Hudson, M.D.	34,842,389	61,203	77,332	1,631,709
Beth M. Jacob	34,876,613	28,861	75,450	1,631,709
Bradley S. Karro	34,845,900	59,192	75,832	1,631,709
Paul H. Keckley, Ph.D.	34,802,213	101,480	77,231	1,631,709
Lee A. Shapiro	34,846,965	58,027	75,932	1,631,709
Donato J. Tramuto	34,847,825	65,005	68,094	1,631,709
Kevin G. Wills	34,837,992	67,000	75,932	1,631,709

(ii)	To consider and act upon a non-binding, advisory vote to approve compensation of the Company's named executive officers. The voting results were as follows:

For	Against	Abstain from Voting	Broker Non-Votes
34,380,480	486,086	114,358	1,631,709

(iii)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for fiscal 2018. The voting results were as follows:

For	Against	Abstain from Voting	Broker Non-Votes
36,528,046	11,135	73,452	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVITY HEALTH, INC.

By:	/s/ Adam Holland
Name: Adam Holland
Title: Chief Financial Officer

Date: May 25, 2018